EXHIBIT 4.4

                        SECURITIES SUBSCRIPTION AGREEMENT

           THIS SECURITIES SUBSCRIPTION AGREEMENT dated as of March, 1998 (the "Agreement"), is executed in reliance upon the exemption from registration afforded by Rule 504 of Regulation D ("Regulation D") as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Regulation D.

           This Agreement has been executed by the undersigned "Buyer" in connection with the private placement of 12% Series A Senior Subordinated
Convertible Redeemable Promissory Notes of Growth Industries, Inc., a corporation organized under the laws of Nevada, with its principal executive offices located at ___________________________________ (hereinafter referred to as "Seller"). Buyer hereby represents and warrants to, and agrees with Seller:

           THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND MAY NOT BE OFFERED OR SOLD (AS DEFINED IN REGULATION D OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

1.   Agreement to Subscribe; Purchase Price

     (a) Subscription. The undersigned Buyer hereby subscribes for and agrees to purchase a portion of the Seller's 12% Series A Senior Subordinated Convertible Redeemable Promissory Note substantially in the form of the Promissory Notes attached as Exhibit A hereto and having an aggregate original principal face amount of up to U.S. $500,000 (singly, a "Promissory Note," and collectively, the "Promissory Notes"), at an aggregate purchase price as set forth in subsection (b) herein. The Promissory Notes and the shares of common stock into which they are to be converted (the "Underlying Shares") are sometimes herein collectively referred to as the "Securities."

     (b) Payment. The aggregate Purchase Price for the portion of the Promissory Notes purchased by the Buyer shall be Five Hundred Thousand United States Dollars (U.S. $500,000) (the "Purchase Price"), which shall be payable simultaneously with the delivery of this Agreement by delivering immediately available funds in United States Dollars by wire transfer to the designated depository Barry B. Globerman, Esq., as Escrow Agent ("Escrow Agent") for closing by delivery of securities versus payment.

     (c) Closing.  Subject to the  satisfaction  of the  conditions set forth in
Section 7 and 8 hereof, the consummation of the transactions contemplated hereby will occur on or before March ____, 1998.


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2.   Buyer Representations and Covenants; Access to Information.

     In connection with the purchase and sale of the Promissory Note, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

          (i) Buyer is purchasing the Securities for its own account and Buyer is qualified to purchase the Securities under the laws of its jurisdiction of residence, and the offer and sale of the Securities will not violate the securities or other laws of such jurisdiction; Buyer is not, and on the closing date will not be, an affiliate of Seller;

          (ii) All offers and ales of any of the Securities by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 504 or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration.

          (iii) The transactions contemplated by this Agreement are not and will not be part of a plan or scheme by Buyer, to evade the registration provisions of the 1933 Act;

          (iv) Buyer understands that the Securities are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such exclusions and the suitability of Buyer and any purchaser from Buyer to acquire the Securities;

          (v) Buyer has not conducted or permitted and shall not conduct or permit any general solicitation relating to the offer and sale of any of the Securities;

          (vi) Buyer has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

          (vii) The execution and delivery of this Agreement and the consummation of the purchase of the Securities, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms of provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State Court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Buyer or any of its properties or assets;

          (viii) All invitation, offers and sales of or in respect of, any of theSecurities, by Buyer and any distribution by Buyer of any documents


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relating to any offer by it of any of the Securities  will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country other than as required by Regulation D and Rule 504 thereunder;

          (ix) Buyer will not make any offer or sale of the Securities by any means which would not comply with the laws and regulations of the territory in which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon Seller any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever or otherwise undertake or become obligated to do any act other than as stated herein;

          (x) Buyer (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and it (or others for whom it is contracting hereunder) is solely responsible (and Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

          (xi) No Government Recommendation or Approval. Buyer understands that Federal or State or foreign government agency has passed on or made any recommendation or endorsement of this Securities;

          (xii) Current Public Information. Buyer acknowledges that the Company is not a "reporting Issuer" and it and its advisors, if any, have been furnished with the opportunity to ask questions about, and request copies of materials relating to, the business, finances and operations of Seller. Buyer further acknowledges that it and its advisors, if any, have received complete and satisfactory answers to such inquiries, to the extent made; on the basis of the foregoing, the Buyer believes that an investment pursuant to the terms hereof is an appropriate and suitable investment for the Buyer.

          (xiii) Buyer's Sophistication. Buyer acknowledges that the purchase of the Securities involves a high degree of risk, including the total loss of Buyer's investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities. Buyer understands that the Securities are not being registered under the 1933 Act, and therefore Buyer must bear the economic risk of this investment for an indefinite period of time; and

          (xiv) Tax Status. Buyer is not a "10-percent Shareholder" (as defined in Section 871(h)(3(B) of the U.S. Internal Revenue Code of 1986, as amended) of Seller.

          (xv) High Degree of Risk. The Buyer is able to bear the economic risk of the investment.




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          (xvi)  Forward  Looking   Information.   The  Buyer  acknowledges  and
understands that any information provided about the Company's future plans and prospects is uncertain and subject to all of the uncertainties inherent in future predictions.

          (xvii) Accredited Investor Status. The undersigned represents and warrants that it is an "accredited investor" as defined in Regulation D and has executed and delivered, simultaneously herewith, the Investor Suitability Statement annexed hereto as Exhibit B.

          (xix) Short Position. Neither the Buyer nor any of its affiliates will directly or indirectly maintain any short position, purchase or sell out or call options or otherwise engage in any hedging activities in any of the Securities or any other securities of the Company until after April 20, 1998.

          (xx) Independent Investigation. The Buyer in electing to subscribe for the Promissory Notes hereunder, has relied solely upon the representations and warranties of the Company set forth in this Agreement and on independent investigation made by it and its representatives, if any, and the Buyer has been given no oral or written representation or assurance from the Company or any representation of the Company other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Company making reference to this Agreement.

3.   Seller Representations and Covenants.

     (a) Reporting Company Status. Seller is not a "Reporting Issuer." Seller's Common Stock no par value (the "Common Stock"), is listed and trades on the NASDAQ Electronic Bulletin Board.

     (b) Current Public Information. To the extent requested by the Buyer, Seller has furnished Buyer with copies of materials relating to the business finances and operations of the Seller's business.

     (c) Concerning the Securities. The issuance, sale and delivery of the Promissory Notes have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Promissory Note has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Promissory Notes, shall be duly and validly issued, fully paid, and non-assessable and will not subject the holders thereof, if such persons are non-U.S. persons, to personal liability by reason of being such holders. There are no pre-emptive rights of any shareholder of Seller.

     (d) Subscription Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.



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     (e)  Non-Contraveration.  The execution and delivery of this  Agreement and the consummation of the issuance of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or results in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States of any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets.

     (f) Approvals. Seller is not aware of any authorization, approval or consent of any U.S. government body which is legally required for the issuance and sale of the Promissory Notes and the Common Stock issuable upon conversion thereof as contemplated by this Agreement.

     (g) Failings. Seller undertakes and agrees pursuant to the sale of its securities under Regulation D to make all necessary filing in connection with the sale of its securities as required by the laws and regulations of the United States.

4.   Exemption.

     Reliance on Representations. Buyer understand that the offer and sale of the Securities are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made pursuant to Rule 504 of Regulation D.

5.   Transfer Agent Instructions.

     (a) Promissory Notes. Upon the conversion of the Promissory Notes, the holder thereof shall submit such Promissory Note together with a notice of conversion to the Seller and the Seller shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common
Stock into which the Promissory Note or Promissory Notes are convertible in accordance with the provisions regarding conversion set forth in Exhibit A hereto. The Seller shall act as Promissory Note Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Promissory Note.

     (b) Common Stock to be Issued Without Restrictive Legend. Upon the conversion of any Promissory Note up to the total of the "Conversion Amount" (as defined in the Promissory Note), Seller shall instruct Seller's transfer agent to issue Stock Certificates up to the total of the "Conversion Amount" (as defined in the Promissory Note) without restrictive legend in the name of Buyer (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions other than these instructions have been given to the transfer agent and that the Common Stock shell otherwise be freely transferable on the books and records of Seller. Nothing in this Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreements to comply with all applicable securities laws upon resale of the Securities and the restrictions on resale set forth in
Section 11.

     (c) Subject to Section 11 hereof it shall be the Seller's responsibility to take all necessary actions and to bear all such costs to issue the Certificate


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of Common Stock as provided herein,  including the  responsibility  and cost for delivery of an opinion letter to the transfer agent, if so required, provided Buyer provides such certificates and information as may be reasonably required to support that opinion. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Promissory Notes that are to be converted in part, the Company shall issue to the Purchaser a new Promissory Note equal to the unconverted amount, if so requested by Purchaser.

     (d) The issuance of certificates representing the shares of Common Stock issuable upon conversion of the Notes, does not in any manner imply that such shares are free from the resale restrictions more fully described in Section 11 hereof.

6.   Registration.

     If upon conversion of the Promissory Notes effected by the Buyer pursuant to the terms of this Agreement or payment of interest pursuant to the Promissory Note the Company fails to issue certificates for shares of Common Stock issuable upon such conversion (the "Underlying Shares") to the Buyer bearing no restrictive legend (after the applicable Restrictive Period of the Conversion shares) for any reason other than the Company's reasonable good faith belief that the representations and warranties made by the Buyer in this Agreement or the Notice of Conversion were untrue when made, or if Rule 504 is amended, then the Seller shall be required, at the request of the buyer and at the Seller's expense, to effect the registration of the Underlying Shares issuable upon conversion of the Promissory Notes under the Act and relevant Blue Sky laws as promptly as is practicable. The Seller and the Buyer shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. Following such conversion, the Seller shall file such a registration statement within 60 days of Buyer's demand therefor and shall use its diligent efforts to cause such registration statement to become effective as soon as practicable thereafter. Such diligent efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the Securities and Exchange Commission, providing Buyer's counsel with a contemporaneous copy of all written communications from and to the staff of the Securities and Exchange Commission with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responding to the comments received form the staff of the Securities and Exchange Commission. Once declared effective by the Securities and Exchange Commission, the Seller shall cause such registration statement to remain effective until the earlier of (i) the sale by the Buyer of all Underlying Shares registered or (ii) 120 days after the effective date of such registration statement. In the event the Seller undertakes to file a Registration Statement, except insofar as the right to sell may be suspended (for a period of not more than 90 days) at the Seller's option based on material nonpublic event or business emergencies, in which case, the 120 days will be lengthened by the number of days of suspension. The Seller shall include on the applicable registration form the Buyer as a selling shareholder in connection with the Common Stock and upon the effectiveness of such Registration, Buyer shall have the option to sell the common Stock pursuant thereto.

           7. Authorized and Issued Shares. The Seller has at all times reserve and have available all Common Stock necessary to meet conversion of the Promissory Notes by all purchasers of the entire amount of Promissory Notes then outstanding. If, at any time Buyer submits a Notice of Conversion and the Seller


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does  not have  sufficient  authorized  but  unissued  shares  of  Common  Stock available to effect, in full, a conversion of the Promissory Notes (a "conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the purchasers of the Promissory Notes all of the shares of Common Stock which are available, and the Notice of Conversion as to any Promissory Notes requested to be converted (the "Unconverted Promissory Notes"), upon Buyer's sole option, may be deemed null and void. The Seller shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing purchasers of outstanding Promissory Notes, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two day courier), and each such purchaser shall give notice to the Seller by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

     The Seller agrees to pay to all purchasers of outstanding Promissory Notes payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Promissory Notes held by each Purchaser where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Seller authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Promissory Notes. The Seller shall send notice ("Authorization Notice") to each Purchaser of outstanding Promissory Notes that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Purchaser's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Buyer's option, payable as follows: (i) in the event Buyer elects to take such payment in cash, cash payments shall be made to such Buyer of outstanding Promissory Notes by the fifth day of the following calendar month, or (ii) in the event buyer elects to take such payment in stock, the Buyer may convert such payment amount into Common Stock at the conversion rate set forth in section 5(d) at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the maturity date. Anything herein to the contrary notwithstanding the foregoing shall not be applicable provided the Company has previously delivered the Promissory Note and/or underlying shares, as the case may be, to the Escrow Agent.

8.   Delivery Instructions.

     The Promissory Notes being purchased hereunder and 1,000,000 underlying shares to be issued upon conversion thereof shall be delivered to the Escrow Agent at such time and place as shall be mutually agreed by Seller and Buyer.

9.   Conditions To Seller's Obligation to Seller.

     Seller's obligation to sell the Promissory Notes is conditioned upon:

     (a) The receipt and acceptance by Seller of this Agreement executed by Buyer.

     (b) Delivery into the closing depository of good funds by Buyer as payment in full of the purchase price of the Promissory Notes.

     (c) All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Payment Date with the same force


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and  effect  as if made on and as of the  Payment  Date.  The Buyer  shall  have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Payment Date.

     (d) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Promissory Notes shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated.

     (e) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would prevent the issuance of the Promissory Notes. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued that would prevent the issuance of the Promissory Note.

10.  Conditions To Buyer's Obligation To Purchase.

     Buyer's obligation to purchase the Promissory Notes is conditioned upon:

     (a) The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement by the duly authorized officer of Seller;

     (b) delivery of the Promissory Notes to the Escrow Agent; and

     (c) delivery of an unlegended certificate representing 100,000 Shares of the Seller's Common Stock to Barry Globerman, Esq. As Escrow Agent.

11.  Offering Materials and Resale Restrictions.

     Except for this Subscription Agreement, no offering materials and documents have been in connection with the offer and sale of the Securities. The
Securities have not been registered under the 1933 Act or applicable statue securities laws; neither Buyer, nor any direct or indict purchaser of the Securities from Buyer, may directly or indirectly offer or sell the Securities unless the Securities are registered under the 1933 Act, any applicable state securities laws, or any exemption from the registration requirements of the 1933 Act. Such statements shall appear (1) on the cover of any prospectus or offering circular used in connection with the offer or sale of the Securities, (2) in the underwriting section of any prospectus or offering circular used in connection with the offer or sale of the Securities, and (3) in any advertisement made or issued by Seller, Buyer, any other distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In order to prevent resale transactions in violation of state securities laws, the buyer may only engage in resale transactions, to the extent otherwise permitted, in jurisdictions in which an applicable exemption is available. Such restriction on resales may limit the ability of investors to resell the underlying shares acquired upon conversion of the Promissory Notes.



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12.  No Shareholder Approval.

     Seller hereby agrees that from the Closing Date until the issuance of Common Stock upon the conversion of the Promissory Notes, Seller will not take any action which would require Seller to seek shareholder approval for such issuance unless such shareholder approval is required by law or regulatory body (including but not limited to the Nasdaq Stock Market, Inc.) As a result of the issuance of the Securities hereunder.

13.  Miscellaneous.

     (a) Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     (b) Buyer is an independent contractor, and is not the agent of Seller. Buyer is not authorized to bind Seller, or to make any representations or warranties on behalf of Seller.

     (c) Seller makes no representations or warranty with respect to Seller, its finances, assets, business prospects or otherwise. Buyer will advise each purchaser, if any, and potential purchaser of the Securities, of the foregoing sentence, and that such purchaser is relying on its own investigation with respect to all such mattes, and that such purchaser will be given access to any and all documents and Seller personnel as it may reasonably request for such investigation.

     (d) All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

     (e) This Agreement shall be construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. Buyer and Seller hereby waive trial by jury and consent to exclusive jurisdiction and venue in the State of New York. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart of this Agreement shall be effective as an original.

     (f) Any controversy or claim relating to this Agreement ("Arbitrable Dispute") shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein or as otherwise agreed by the parties in controversy. The forum for arbitration shall be New York, New York. Buyer and Seller agree to submit to the jurisdiction of the New York Courts for purposes of confirming any award.

     (g) Buyer and Seller each agree to indemnify and hold the other harmless form any and all claims, damages and liabilities arising from breach of the others representations and/or covenants set forth herein.

14.  Escrow Agent.

     Company and Buyer hereby appoint the Escrow Agent to receive the proceeds of all sales of Debentures (the "Funds") and the Debentures (hereinafter referred to together as the "Escrowed Property"), and to hold and disburse the Escrowed Property in accordance with the terms of this Agreement and Escrow Agent accepts such appointment on the following terms and conditions:

     (a) It is specifically understood and agreed that the only obligation of Escrow Agent hereunder is to disburse the Escrowed Property pursuant to the terms hereof, and the Escrow Agent shall have no obligation to Company, Buyer or any other party whatsoever, including but not limited to any party claiming by or through Company or Buyer upon such disbursement.

     (b) Escrow Agent shall not be under any duty to give the Escrowed Property any greater degree of care than it gives its own similar property, and it shall have no liability hereunder, whether for negligence or otherwise, except for the intentional breach of its duties hereunder. Escrow Agent shall have no duties or responsibilities except those as expressly set forth herein, and no implied duties or obligations may be read into this Agreement against the Escrow Agent.

     (c) Escrow Agent may consult with counsel and shall be fully protected, indemnified and held harmless with respect to any action taken or omitted by Escrow Agent in good faith on advice of counsel.

     (d) Escrow Agent makes no representation as to the validity, value, genuineness or collectability of the Funds or of the Debentures or any other document or instrument held by or delivered to Escrow Agent.

     (e) Company and Buyer hereby unconditionally agree to indemnify the Escrow Agent and hold it harmless from and against any and all taxes (except those taxes duly payable by Escrow Agent as a result of the compensation derived by Escrow Agent hereunder, but including any other federal, state and local taxes of any kind and other governmental charges), expenses, damages, actions, suits or other charges incurred by or brought or assessed against Escrow Agent:

          (i) for anything done or omitted by Escrow Agent in the performance of its duties hereunder; or

          (ii) On account of its acting in its capacity as Escrow Agent or stakeholder hereunder, except as a result of its intentional breach of its duties under this Agreement.

     (f) The agreements contained herein shall survive any termination of this Agreement and the duties of the Escrow Agent hereunder.

AMOUNT SUBSCRIBED FOR                     $_________________________

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

                                             Official Signatory of Seller:

                                             Growth Industries, Inc.


                                             By:

Accepted this ___ day of ________, 1998      Title:_____________________________


Official Signatory of Buyer:



By:

Title:


Address of Buyer:

-----------------------------------
====================================
Fax No.: ____________________________
Tel No.: ____________________________

                                    EXHIBIT A

                                 PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

No.      1                                                       US $500,000


                             GROWTH INDUSTRIES, INC.

             12% SERIES A SENIOR SUBORDINATED CONVERTIBLE REDEEMABLE
                       PROMISSORY NOTE DUE MARCH 31, 1999

     THIS PROMISSORY NOTE is one of a duly authorized issue of Promissory Notes of Growth Industries, Inc., a corporation duly organized and existing under the laws of Nevada (the "Company") designated as its 12% Series A Senior Subordinated Convertible Redeemable Promissory Notes Due March 31, 1999, in an aggregate principal amount not exceeding Six Hundred Thousand Dollars (U.S. $500,000).

     FOR VALUE RECEIVED, the Company promises to pay to Thomas Kernaghan & Co. the registered holder hereof and its successors and assigns (the "Holder"), the principal face sum of Five Hundred Thousand Dollars (US $500,000) on March 31, 1999 (the "Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of 12% per annum due and payable monthly pursuant to paragraph 4(b) herein. Accrual of interest shall commence on the date hereof and shall continue until payment in full of the outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Promissory Note (or one or more predecessor Promissory Notes) is registered on the records of the Company regarding registration and transfers of the Promissory Notes (the "Promissory Notes Register"); provided, however, that the Company's obligations to a transferee of this Promissory Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Subscription Agreement dated as of March 1, 1998 between the Company and Thomas Kernaghan & Co. (the "Subscription Agreement"). The principal of, and interest on, this Promissory Note are payable in such coin or currency of the United States of America as at the time of payment is Legal tender for payment of public and private debts, at the address last appearing on the Promissory Note Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Promissory Note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Promissory Note no later than the tenth (10th) day prior to the Maturity Date by check or on the Maturity Date by write transfer and addressed to such Holder at the last address appearing on the Promissory Note Register. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Promissory Note to the extent of the sum represented by such check or wire transfer plus any amounts so deducted. Interest shall be payable in cash pursuant to paragraph 4(b) herein.

     This Promissory Note is subject to the following additional provisions:

     1. The Promissory Notes are issuable in denominations of Ten Thousand Dollars (US$10,000) and integral multiples thereof. The Promissory Notes are exchangeable for an equal aggregate principal amount of Promissory Notes of different authorized denominations, as requested by the Holders surrendering the same but not less than U.S. $10,000. NO service charge will be made for such registration or transfer or exchange, except that transferee shall pay any tax or other governmental charges payable in connection therewith.

     2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Promissory Note any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

     3.  This   Promissory   Note  has  been   issued   subject  to   investment
representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws. Prior to due presentment for transfer of this Promissory Note, the Company and any agent of the Company may treat the person in whose name this Promissory Note is duly registered on the Company's Promissory Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Promissory Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.

     4. (a) The Holder of this Promissory Note shall be entitled to convert the outstanding principal balance of the Note in shares of the Company's common stock ("Common Stock") 45 days from the issuance date, at a conversion price for each share of Common Stock equal to the lower of (a) 80% of the closing bid price of the Common Stock for the trading day immediately preceding the date of receipt by the Company of notice of conversion ("Conversion Shares") or (b) 80% of the closing bid price of the Common Stock for the five (5) days immediately preceding the date of subscription by the Holder as reported by the National Association of Securities Dealers Electronic Bulletin Board ("NASDAQ") (the "Conversion Price"). IF the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary steps to seek such approval. If such approval is not received within 30 days then Company shall be required to redeem the Promissory Notes to be converted (with a copy, by facsimile or courier, to the Company) to the Company with the form of conversion notice attached hereto as
Exhibit I, executed by the Holder of the Promissary Note evidencing such Holder's intention to convert this Promissory Note or a specified portion (as above provided) hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion at the option of the Company. NO fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The transferee or issuee shall execute such investment representations or other documents as are respectively required by counsel in order to ascertain the available registration exemption. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Promissory Note, with the assignment and conversion notice duly executed, to the Company or, if earlier, the date set forth in such notice of conversion if the Promissory Note is received by the Company within five (5) business days thereafter. The transferee or issuee shall execute such investment representations or other documents as are reasonably required by counsel in order to ascertain the available registration exemption.

     (b) Interest at the rate of 12% per annum shall be payable in arrears, quarterly commencing upon issuance of this Promissory Note in cash or stock at the Company's option as follows: Based on the average closing bid prices of the Common Stock for the last 5 consecutive trading days prior to the interest due date ("Market Price") the Company shall issue to the Holder shares of Common Stock in an amount equal to the total monthly interest accrued and due divided by 80% of the Market Price (the "Interest Shares"). Common Stock issued pursuant hereto shall be issued pursuant to Regulation D or other applicable exemptions to federal and state securities laws in accordance with the terms of the Subscription Agreement.

     (c) At any time within 60 days the Company shall have the option to pay to the Holder 100% of the principal amount of the Promissory Note, plus accrued interest in full, to the extent conversion has not occurred pursuant to paragraph 4(A) herein. After 60 days the Company shall have the option to pay the Holder 120% of the principal amount of the Promissory Note plus accrued interest if the Promissory Note is not converted. The Company shall give the Holder 5 days written notice and make payment hereunder within 3 business day thereafter.

     (d) Upon maturity, in the event this Promissory Note has not been converted in full, to the extent it is unconverted, any outstanding principal balance shall automatically convert as if Notice of Conversion has been received on March 31, 1999 in accordance with paragraph 4(a) herein.

     5. No provision of this Promissory Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Promissory Note at the time, place, and rate, and in the coin currency, herein prescribed.

     6. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

     7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Promissory Note.

     8. If one or more of the following described "Events of Default" shall occur and continue for 30 days unless a different time frame is noted below:

     (a) The Company shall default in the payment of principal or interest on this Promissory Note; or

     (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Promissory Note or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

     (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Promissory Note and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

     (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

     (f) Any government agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days after such appointment; or

     (g) Any money judgment, writ or warrant of attachment, or similar process, in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbounded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days; or

     (i)  The  Company   shall  have  its  Common   Stock   delisted   from  the
over-the-counter market; or

     (j) The Company shall not deliver the Common Stock pursuant to paragraph 4(a) herein without restrictive legend within 3 business days of the date delivery is required hereunder. Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Promissory Note immediately due and payable, without presentment, demand, protest or (further) notice of any find (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     9. (a) This Promissory Note represents a secured obligation of the Company and only the Company pursuant to paragraph 9(b) herein. However, no recourse shall be had for the payment of the principal of, or the interest on, this Promissory Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     (b) Company shall contemporaneously with the issuance of this Debenture grant the Holder a first lien against the assets described in Exhibit B. All Holders of the Debentures shall have equal priority in such liens, regardless of the time of their purchase. The Company shall take all steps necessary to perfect such lien and shall provide Holders with an Opinion of Counsel or other evidence that such lien has been filed.

     10. The Holder of this Promissory Note, by acceptance hereof, agrees that this Promissory Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Promissory Note or the Shares of Common Stock issuable upon exercise thereof, except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky law or similar laws relating to the sale of securities.

     11. In case any provision of this Promissory Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Promissory Note will not in any way be affected or impaired thereby.

     12. This Promissory Note and the agreements referred to in this Promissory Note constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither the Promissory Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

     13. This Promissory Note shall be governed and construed in accordance with the laws of New York. Holder hereby waives trial by jury and consents to exclusive jurisdiction and venue in the State of New York.

     14. As set forth herein, the Company shall use all reasonable efforts to issue and deliver, within three business days after the Holder has fulfilled all conditions and submitted all necessary documents duly executed and in proper form required for conversion (the "Deadline"), to the Holder or any part receiving a Promissory Note by transfer from the Holder (together, a "Holder"), at the address of the Holder on the books of the Company, a certificate or certificates for the number of Shares of Common Stock to which the Holder shall be entitled. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Deadline could result in economic loss to the Holder. As compensation to the Holder for such loss, the Company agrees to pay liquidated damages to the Holder for last issuance of Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond seven (7) business days form the date of receipt by the Company of a Notice of Conversion and the transfer agent of all necessary documentation duly executed and in proper form required for conversion, including the original Promissory Note to be converted, all in accordance with the Promissory Note, Subscription Agreement and the requirements of the transfer agent):

                                        Liquidated Damages per
  No.  Business Days Late               $100,000 of Promissory Note
  -----------------------               ---------------------------
            1                                 $500
            2                                 $1,000
            3                                 $1,500
            4                                 $2,000
            5                                 $2,500
            6                                 $3,000
            7                                 $3,500
            8                                 $4,000
            9                                 $4,500
            10                                $5,000
            10                                $5,000 + $1,000 each
                                                Business Day Late beyond 10 days

     The Company shall pay the Holder any liquidated damages incurred under this Section by check upon the earlier to occur of (i) issuance of the Shares to the Holder or (ii) each monthly anniversary of the receipt of the Company of such Holder's Notice of Conversion. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver shares of Common Stock to the Subscriber in accordance with the terms of the Promissory Notes.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: March 1, 1998                  GROWTH INDUSTRIES, INC.

                                       By:/s/ Robert M.  Bartlett
                                   Title: _______________________________

                                    EXHIBIT B

                                     ASSETS

==============================================================================
------------------------------------------------------------------------------

                                    EXHIBIT I

                              NOTICE OF CONVERSION

               (To be Executed by the Registered Holder in order
                        to Convert this Promissory Note)

     The undersigned hereby irrevocably elects to convert $___________ of the above Promissory Note No.____ into Shares of Common Stock of Growth Industries, Inc. (the "Company") according to the conditions set forth in such Promissory Note, as of the date written below.

     The undersigned represents that the representations contained in the Subscription Agreement are true. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date of Conversion _______________________________

Applicable Conversion Price ________________________

Signature ____________________________________________________________________
                     (Print Name of Holder and Title of Signer)

Address:______________________________________________________________________

-----------------------------------------------------------------------



*This original Promissory Note and Notice of Conversion must be received by the Company by the fifth business date following the Date of Conversion.